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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Southwest Gas Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     previously. Identify the previous filing by registration statement number,
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[LOGO] ONEOK

[LOGO] SOUTHWEST GAS

                         [PICTURE OF TWO HANDS SHAKING]

                                   VOTE "FOR"

                            THE MERGER TO CREATE THE
                             LARGEST INDEPENDENT GAS
                              DISTRIBUTION COMPANY
                              IN THE UNITED STATES!

                     A guide to the merger agreement between
                    Southwest Gas Corporation and ONEOK, Inc.

                                                                    July 6, 1999

Dear Fellow Shareholder:

When you read the proxy materials we have provided, you will learn, in considerable detail, why your Board of Directors unanimously recommends that you vote FOR the proposed merger between Southwest Gas Corporation and ONEOK, Inc. I realize that the proxy materials are lengthy and make for heavy reading. However, the details included in the proxy materials can help to inform you as you consider your vote on this important transaction. I hope this pamphlet will usefully supplement the proxy materials by providing you with a summary of some of the reasons why we believe you should vote FOR the proposed merger between Southwest Gas Corporation and ONEOK, Inc.

As you decide how you will vote, please consider that:

    - If the regulators in three states and a majority of all shareholders approve the proposed acquisition, you could receive $30 per share in cash in November 1999, the expected close of this transaction.

    - The Public Utilities Commission of Nevada has already unanimously approved the transaction two months faster than state law required. A settlement with the Arizona Corporation Commission Staff and the Residential Utility Consumers Office in Arizona has been reached, and discussions with regulators in California are proceeding smoothly and productively.

    - By voting FOR this merger, you will give yourself the opportunity to immediately realize the future value of the Company's long-term prospects.

The combination of Southwest Gas into ONEOK will create the largest independent gas distribution company in the United States. The two businesses fit very well with each other. Southwest Gas is growing rapidly but has weak cash flow, while ONEOK has financial strength and strong cash flow, but minimal growth opportunities. ONEOK's cash will support Southwest's growth.

I invite you to read this worthwhile pamphlet and the proxy materials you have received. I strongly urge you to join with me, the Board of Directors and management in voting FOR this merger through your proxy. Remember, if you do not return your proxy, it has the same effect as a vote against the merger. If shareholders are to receive $30 per share from ONEOK, we must receive FOR votes from a majority of all shares outstanding, not just a majority of shares voted. IT IS THUS CRUCIAL THAT YOU MARK YOUR BALLOT
AND RETURN IT PROMPTLY.

If you have any questions, please call our Shareholder Services Department at (800) 331-1119.

Sincerely,


Michael O. Maffie
President & Chief Executive Officer

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Q & A

WHY SHOULD I VOTE "FOR" THIS MERGER?

a. With a majority shareholder vote and required regulatory approvals, shareholders could receive $30 per share in cash in November 1999, the expected close of this transaction.

    - The Public Utilities Commission of Nevada (PUCN) voted unanimously to approve the merger on June 21, 1999. Nevada regulators praised the combination as a positive step for Southwest Gas customers.

    - On June 25, 1999, a Settlement Agreement was reached with the Arizona Corporation Commission (ACC) Staff and the Residential Utility Consumers Office (RUCO).

    - The rapid and positive conclusion to the PUCN regulatory review and the proposed Arizona Settlement bodes well for the outcome of regulatory reviews still to be completed in California.

b. The ONEOK/Southwest Gas merger will allow Southwest shareholders to immediately realize the future value of the Company's long-term prospects.

    - Given the continued convergence in the utility industry, an eventual merger between Southwest Gas and some utility was likely.

    - Southwest Gas has been identified as a takeover candidate in several analyst reports in recent years due to its attractive, growing service territories.

    - Due to its relative size, Southwest Gas has been challenged to fund the significant system expansion needed to meet the demands of rapid growth in our service territory. In addition, the need for more sophisticated technology, and its cost, makes size an important factor.

    - Southwest has traditionally been penalized by the financial community due to the negative financial impacts of rapid growth, historically-based rate making jurisdictions, and the short and moderate heating season in the desert climate we serve.

Q & A

WHY MERGE WITH ONEOK?

    ONEOK is a larger, well-capitalized natural gas provider. It brings the financial resources and operating history needed to address the capital requirements of Southwest's growing service territory and maintain the superior service that our customers have come to expect.

        - ONEOK is a larger, A-rated company. In contrast to Southwest, ONEOK has experienced only modest growth in its natural gas distribution service territories. ONEOK generates a strong positive cash flow from its "mature" service territory and unregulated businesses. It can apply its positive cash flow to help fund the continuing expansion of Southwest Gas in Nevada, Arizona and California.

        - Regulatory approval has been received from the PUCN and a Settlement has been reached with the ACC Staff and RUCO. The Board believes that the ONEOK/Southwest Gas merger is likely to receive timely regulatory approval in California, and close during the fourth quarter of 1999. These are the only regulatory approvals required to consummate the merger between ONEOK and Southwest Gas.

        - A combination of ONEOK and Southwest Gas creates a company with more diversified operating activities, regulation, and weather impacts.

Q & A

WHAT WILL HAPPEN TO THE PRICE OF SOUTHWEST GAS STOCK IF THE MERGER IS NOT APPROVED?

    Management believes that the Company's common stock price is likely to decrease from its recent levels if the merger is not completed.

        - Management believes that the Company's common stock price during 1998 included a "merger premium" because Southwest Gas had been identified as a "takeover candidate" by the financial community.

        - The market price of the Company's common stock on the day before the announcement of the merger with ONEOK was $24.38. Since the announcement, the stock has traded in the range of $25.25 to $29.50.

        - The average price/earnings ratio for diversified natural gas utilities is in the range of 18-19. Applying this ratio to the current consensus of analyst estimates for the Company's 1999 earnings of $1.16, the Company's common stock price would be estimated in the range of $20.88 to $22.04 per share.


                                   VOTE "FOR"

Q & A

WHAT DO I NEED TO DO TO SUPPORT THE BOARD'S RECOMMENDATION?

    -   Vote FOR this combination and send in your proxy card today.

    - The Southwest Gas Board of Directors has unanimously endorsed this merger and urges all shareholders to vote FOR each proposal on their proxy card and send it in quickly.

    -   Your vote FOR on the proxy card is needed to complete the merger.

    - If you do not send in your proxy card, that is the same as if you vote against the proposal.

    - The Company must receive FOR votes from a majority of all shares outstanding. It is thus crucial that you mark your proxy card FOR the merger and return it immediately.



                                   VOTE "FOR"



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

Q & A

CAN I PARTICIPATE IN ONEOK'S DIVIDEND REINVESTMENT PLAN?

    You will be receiving $30 cash in payment for each share of Southwest Gas stock that you hold, rather than stock in the combined company. If you so choose, you may become a participant in the ONEOK Direct Stock Purchase and Dividend Reinvestment Plan.

    The paying agent will include information regarding ONEOK's plan along with your check when proceeds for your shares are sent to you.




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

VOTE TODAY!

SOUTHWEST GAS' BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE "FOR" THE MERGER.

[LOGO] ONEOK                                   [LOGO] SOUTHWEST GAS
                                                      Right from the Start


Remember: If you do not return your proxy card, do not vote in person, or abstain, it has the same effect as voting against the merger.